                                                                    EXHIBIT 99.1

                         COUSINS PROPERTIES INCORPORATED
                          QUARTERLY INFORMATION PACKAGE
                     FOR THE QUARTER ENDED DECEMBER 31, 2004

I.    PRESS RELEASE

      Press Release

      Consolidated Statements of Income

      Net Income Available and Funds From Operations Basic Reconciliation

Certain matters contained in this package are forward-looking statements within the meaning of the federal securities laws and are subject to uncertainties and risks including, but not limited to, general and local economic conditions, local real estate conditions, the activity of others developing competitive projects, the cyclical nature of the real estate industry, the financial condition of existing tenants, interest rates, the Company's ability to obtain favorable financing or zoning, environmental matters, the effects of terrorism, the failure of assets under contract for sale to ultimately close and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's Current Report on Form 8-K filed on December 10, 2003. The words "believes", "expects", "anticipates", "estimates" and similar expressions are intended to identify forward-looking statements. Although the Company believes that its plans, intentions and expectations reflected in any forward-looking statement are reasonable, the Company can give no assurance that these plans, intentions or expectations will be achieved. Such forward-looking statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

[COUSINS LOGO]

                                                                    News Release

                                                           FOR IMMEDIATE RELEASE

CONTACT:

James A. Fleming                               Mark A. Russell
Executive Vice President and                   Senior Vice President and
Chief Financial Officer                        Senior Investment Officer
(770) 857-2416                                 (770) 857-2449
jimfleming@cousinsproperties.com               markrussell@cousinsproperties.com

                   WEB SITE ADDRESS: WWW.COUSINSPROPERTIES.COM

                     COUSINS PROPERTIES REPORTS RESULTS FOR
                 FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2004

      - REPORTS "NET INCOME AVAILABLE" OF $2.29 PER SHARE AND FFO OF $0.53 PER SHARE FOR THE FOURTH QUARTER OF 2004.

      - REPORTS "NET INCOME AVAILABLE" OF $7.84 PER SHARE AND FFO OF $2.13 PER SHARE FOR THE YEAR ENDED DECEMBER 31, 2004.

      - SALES OF OFFICE AND RETAIL ASSETS REACHED $209 MILLION IN THE FOURTH QUARTER AND $901 MILLION IN THE YEAR ENDED DECEMBER 31, 2004.

      ATLANTA (January 31, 2005) - - Cousins Properties Incorporated (NYSE:CUZ) today reported its results of operations for the fourth quarter and year ended December 31, 2004. All per share amounts are reported on a diluted basis; basic per share data is included in the Consolidated Statements of Income accompanying this release.

      Net Income Available to Common Stockholders ("Net Income Available") was $118.5 million, or $2.29 per share, for the fourth quarter of 2004 compared with $8.5 million, or $0.17 per share, for the fourth quarter of 2003. For the year ended December 31, 2004, Net Income Available was $399.7 million, or $7.84 per share, compared with $238.8 million, or $4.83 per share, for the same period last year.

      Funds From Operations Available to Common Stockholders ("FFO") was $27.3 million, or $0.53 per share, for the fourth quarter of 2004 compared with $26.0 million, or $0.52 per share, for the fourth quarter of 2003. For the year ended December 31, 2004, FFO was $108.9 million, or $2.13 per share, compared with $125.0 million, or $2.53 per share, for the same period last year.

      Included in Net Income Available for the fourth quarter of 2004 is a deferred gain of $18.6 million related to the Company's contribution of land in 1986 to Wildwood Associates, a venture in which the

                                     -MORE-

2500 Windy Ridge Parkway  - Suite 1600  - Atlanta, Georgia 30339-5683  - 770/955-2200  - FAX 770/857-2360

CUZ Reports Quarter Results
Page 2
January 31, 2005

Company has a 50% interest. The accounting for this deferred gain is consistent with the deferred gain recognized in the third quarter of 2004 from the Wildwood property sales. The Company was given equity credit in the venture for the value of the land at the time of contribution, which was greater than the Company's basis. This stepped-up basis created a deferred gain, a portion of which was recognized in the fourth quarter of 2004 upon the sale of two Wildwood office buildings and eight ground leases. The deferred gain was triggered as the sale of the Wildwood buildings and ground leases represented the culmination of the earnings process. One-half of the deferred gain, which represents the portion attributable to the Company's half-interest in the land underlying the Wildwood office buildings and ground leases, is included in net gain on sale of depreciable investment property, and excluded from FFO. The other half of the deferred gain, which relates to the half-interest in the land that was transferred to our partner in 1986, is included in gain on sale of undepreciated investment properties and included in FFO. The Company and Wildwood Associates still have a total of 94 acres of land available for sale or development in Wildwood Office Park.

      Net Income Available and FFO increased in the fourth quarter of 2004 due to an increase in net profits from residential lot and tract sales, including the Company's share of residential lot sales in unconsolidated joint ventures and recognition of the deferred gain mentioned above, an increase in net revenues from recently developed and acquired properties and a decrease in interest expense resulting primarily from the retirement of debt associated with property sales. The increase in FFO and Net Income Available was partially offset by a decrease in net revenues from sold properties, including the Company's share of those sold by joint ventures, and a decrease in leasing and other fees. Net Income Available was further increased in the fourth quarter of 2004 when compared with the fourth quarter of 2003 due to higher gains on sales of depreciable investment properties, including the Company's share of those sold by joint ventures, and reduced depreciation expense from sold properties.

      For the year ended December 31, 2004, Net Income Available and FFO reflected a decrease in lease termination fees and a decrease in net revenues from sold properties, including those sold by joint ventures, a full year of preferred dividends in 2004 compared with only five months of preferred dividends in 2003 and a decrease in leasing and other fees. Partially offsetting the decrease in Net Income Available and FFO was an increase in net profits from residential lot and tract sales, including the Company's share of residential lot sales in unconsolidated joint ventures and recognition of the deferred gain discussed above. An increase in net revenues from recently developed and acquired properties and a decrease in interest expense resulting primarily from the retirement of debt associated with property sales also partially offset the decrease in Net Income Available and FFO. Net Income Available also increased due to higher gains on sales of depreciable investment properties, including the Company's share of those sold by joint ventures, and reduced depreciation expense from sold properties in the year ended December 31, 2004 compared with the year ended December 31, 2003.

      At December 31, 2004, the Company's portfolio of operational office and medical office buildings was 82% leased and its portfolio of operational retail centers was 92% leased, resulting in an 84% overall leased level.

                                     -MORE-

CUZ Reports Quarter Results
Page 3
January 31, 2005

  Fourth quarter highlights included the following:

      - The Company, along with its joint venture partners, sold six office buildings, eight ground leases and one retail center comprising a total of 2.2 million square feet for sales prices totaling $394.2 million. The Company's share of the sales prices and square footage of the sold properties was $208.9 million and 1.2 million square feet, respectively. The sale of these assets generated GAAP gains to the Company of $103.0 million, and resulted in value creation to the Company of $47.2 million after removing $55.8 million attributable to accumulated depreciation and other adjustments. The Company will continue to manage two of the sold office buildings along with the eight ground leases.

      - In addition to the sale of the operating assets mentioned above, the Company sold 30 acres of land at the North Point/Westside mixed-use project in Alpharetta, Georgia for $6.1 million, six acres of land in Wildwood Office Park for $3.8 million and a ground lease at the Company's North Point MarketCenter for $1.6 million. The GAAP gains generated from these land sales totaled $8.7 million.

      - In November 2004, Phase I of The Avenue(R) Viera opened in Brevard County, Florida. Phase I of the retail center consists of 361,000 square feet of specialty retail shops, of which the Company owns 286,000 square feet and Rave Theater owns 75,000 square feet. As of December 31, 2004, the Company-owned portion of Phase I was 79% leased and 82% committed. The Company may expand the project with a 20,000-square-foot Phase II. When completed, the project is expected to include approximately 66 retailers and restaurants and a landscaped urban park.

      - The Company acquired 22 acres in December 2004 for the development of Viera MarketCenter, a power center adjacent to The Avenue(R) Viera. When Phase I is completed, projected for October 2005, Viera MarketCenter is anticipated to contain a total of 104,000 square feet, including a 96,000-square-foot Kohl's.

      - In December 2004, the Company, in conjunction with its joint venture partner, commenced development of a condominium project in Atlanta, Georgia. Construction is anticipated to be completed in the fourth quarter of 2005 and when complete, the project is expected to include 117 units.

      - The Company paid a special cash dividend in November 2004 to common stockholders of approximately $356 million, or $7.15 per share, as a result of taxable gains generated from sales of wholly-owned and joint venture assets, including the transactions mentioned above.

      - The Company closed a public offering of 4,000,000 shares of 7.50% Series B Cumulative Redeemable Preferred Stock in December 2004. The net proceeds from the offering were approximately $96.5 million and were used to pay down the Company's unsecured credit facility and for general corporate purposes, including funding ongoing development activities.

                                     -MORE-

CUZ Reports Quarter Results
Page 4
January 31, 2005

Other 2004 highlights for the Company included the following:

      - In conjunction with its joint venture partners, sold nineteen office buildings, eight ground leases and one retail center comprising a total of 5.7 million square feet for sales prices totaling $1.3 billion. The Company's share of the sales prices and square footage of the sold properties was $901 million and 3.7 million square feet, respectively. The sale of these assets generated GAAP gains to the Company of $345.0 million, and resulted in value creation to the Company of $201.3 million after removing $143.7 million attributable to accumulated depreciation and other adjustments. The Company will continue to manage thirteen of the sold office buildings and the eight ground leases.

      - Commenced construction of three retail projects and one medical office building in 2004. When completed, the projects are expected to add 810,000 square feet to the Company's operating portfolio at a cost of approximately $132.0 million.

      - Increased FFO from residential lot and tract sales by $29.2 million from 2003, including recognition of the land portion of the Wildwood deferred gain of approximately $14.6 million, and commenced development of four new residential developments in joint ventures totaling over 1,600 lots.

      - Opened one new office building in Austin, Texas consisting of 529,000 square feet.

      - Renewed and recast its unsecured revolving credit facility, increasing the size by $50 million to $325 million.

      - Completed over 1.7 million square feet of new leases and renewals, including significant leases with Troutman Sanders, General Electric, Parisian, Kohl's and Kids II.

Recent developments in 2005 include the following:

      - The Company acquired 182 acres in Henry County, a suburb of Atlanta, for development of King Mill Distribution Park, an industrial park projected to contain approximately 2.9 million square feet. The park will be developed by Cousins/Weeks, a partnership of Cousins Properties and Weeks Properties. The first phase is planned to consist of a 416,000-square-foot building expandable to 790,000 square feet. A construction start date has not been determined.

      - In January 2005, the Company sold 7 acres in Wildwood Office Park for $2.6 million, generating GAAP gains of approximately $2.2 million.

                                     -MORE-

CUZ Reports Quarter Results
Page 5
January 31, 2005

      "Last year was an important year for Cousins. Our philosophy of harvesting value created through development was never more evident than in 2004, when we and our venture partners sold approximately $1.3 billion worth of office buildings, taking advantage of a rare pricing environment for high quality buildings. The sales allowed us to return $7.15 per share to common stockholders through a special dividend, and trimmed our capital base to a level where we hope to continue to produce the types of returns our stockholders have come to enjoy over the years," said Tom Bell, President and CEO of Cousins Properties. "In 2004, we also saw the creation of our Industrial Division, under the leadership of veteran developer Forrest Robinson, and the formation of the Cousins/Weeks partnership to develop industrial properties. This further diversification was a natural step for Cousins, and we're happy the timing was right to partner with Ray Weeks, one of the most accomplished industrial developers of the past 20 years."

      Mr. Bell continued, "All of our divisions performed well in 2004. Our Retail Division had a strong year, delivering one Avenue(R) project in Florida and beginning a new Avenue(R) project and two other retail centers. The division's potential development pipeline grew with power center and Avenue(R) projects proposed in markets including Atlanta, Austin, Albuquerque and San Jose. The Land Division forged a deeper relationship with its partners in 2004, and we now have the potential to develop over time more than 12,000 lots in Georgia, Florida and Texas, making Cousins one of the most active community developers in the country. Finally, our Office Division made tremendous progress toward our next signature project, a mixed-use development in the heart of the Buckhead district in Atlanta. All of this activity points to a busy 2005."

      The Consolidated Statements of Income and a schedule entitled Net Income and Funds From Operations Basic Reconciliation, which reconciles Net Income Available to FFO, are attached to this press release. More detailed information on the fourth quarter and year-to-date Net Income Available and FFO results is included in the "Net Income and Funds From Operations-Supplemental Detail" schedule which is included along with other supplemental information in the Company's Current Report on Form 8-K, which the Company is furnishing to the Securities and Exchange Commission ("SEC"), and which can be viewed through the "Quarterly Disclosures" and "SEC Filings" links on the Investor Relations page of the Company's Web site at www.cousinsproperties.com. This information may also be obtained by calling the Company's Investor Relations Department at (770) 857-2449.

      The Company will conduct a conference call at 11:00 a.m. (Eastern time) on Tuesday, February 1, 2005, to discuss the results of the quarter and year ended December 31, 2004. The number to call for this interactive teleconference is
(719) 457-2679. A replay of the conference call will be available for 14 days by dialing (719) 457-0820 and entering the pass code, 938565. The Company will also provide an online Web simulcast and rebroadcast of its fourth quarter 2004 earnings release conference call. The live broadcast will be available through the "Q4 2004 Cousins Properties Incorporated Earnings Conference Call" link on the Investor Relations page of the Company's Web site, at www.streetevents.com and at www.fulldisclosure.com. The rebroadcast will be available on the Investor Relations page of the Company's Web site for 30 days.

                                     -MORE-

CUZ Reports Quarter Results
Page 6
January 31, 2005

      Cousins Properties Incorporated, headquartered in Atlanta, has extensive experience in the real estate industry including the development, acquisition, financing, management and leasing of properties. The property types that Cousins actively invests in include office, retail, medical office, industrial and land development projects. The Company's portfolio consists of interests in 7.2 million square feet of office and medical office space, 3.2 million square feet of retail space, over 3,000 acres of strategically located land tracts for sale or future development, and significant land holdings for development of single-family residential communities. Cousins also provides leasing and management services to third-party investors; its client-services portfolio comprises 10.4 million square feet of office space. Cousins is a fully integrated equity real estate investment trust (REIT) that has been public since 1962 and trades on the New York Stock Exchange under the symbol "CUZ." For more information on the Company, please visit Cousins' Web site at www.cousinsproperties.com.

      Certain matters discussed in this news release are forward-looking statements within the meaning of the federal securities laws and are subject to uncertainties and risks, including, but not limited to, general and local economic conditions, local real estate conditions, the activity of others developing competitive projects, the cyclical nature of the real estate industry, the financial condition of existing tenants, interest rates, the Company's ability to obtain favorable financing or zoning, environmental matters, the effects of terrorism, the failure of assets under contract for sale to ultimately close and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's Current Report on Form 8-K filed on December 10, 2003. The words "believes", "expects", "anticipates", "estimates" and similar expressions are intended to identify forward-looking statements. Although the Company believes that its plans, intentions and expectations reflected in any forward-looking statement are reasonable, the Company can give no assurance that these plans, intentions or expectations will be achieved. Such forward-looking statements are based on current expectations and speak as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

                                     -MORE-

           COUSINS PROPERTIES INCORPORATED AND CONSOLIDATED ENTITIES
                       CONSOLIDATED STATEMENTS OF INCOME
         FOR THE THREE MONTHS AND YEAR ENDED DECEMBER 31, 2004 AND 2003
              (Unaudited, in thousands, except per share amounts)

                                                                    THREE MONTHS ENDED         YEAR ENDED
                                                                         DECEMBER 31,          DECEMBER 31,
                                                                  ---------------------   ---------------------
                                                                     2004        2003        2004        2003
                                                                  ---------   ---------   ---------   ---------
REVENUES:
  Rental property revenues                                        $  22,556   $  25,615   $ 101,102   $ 101,389
  Development income                                                  1,129         640       3,310       2,870
  Management fees                                                     2,248       2,000       8,704       8,519
  Leasing and other fees                                              1,520       3,874       4,463       6,991
  Residential lot and outparcel sales                                 5,105       4,572      16,700      12,945
  Interest and other                                                    879         (34)      2,528       3,940
                                                                  ---------   ---------   ---------   ---------
                                                                     33,437      36,667     136,807     136,654
                                                                  ---------   ---------   ---------   ---------

COSTS AND EXPENSES:
  Rental property operating expenses                                  8,407       8,894      33,814      32,674
  General and administrative expenses                                 8,683       7,417      33,702      29,606
  Depreciation and amortization                                       9,620       9,449      37,231      39,477
  Residential lot and outparcel cost of sales                         4,120       3,577      12,007      10,022
  Interest expense                                                    2,707       4,413      14,623      22,576
  Property taxes on undeveloped land                                    139         216         611         768
  Other                                                                 534         964       2,754       3,290
                                                                  ---------   ---------   ---------   ---------
                                                                     34,210      34,930     134,742     138,413
                                                                  ---------   ---------   ---------   ---------
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES
  AND INCOME FROM UNCONSOLIDATED JOINT VENTURES                        (773)      1,737       2,065      (1,759)

PROVISION FOR INCOME TAXES FROM OPERATIONS                           (1,178)     (1,579)     (2,744)     (2,596)

INCOME FROM UNCONSOLIDATED JOINT VENTURES                            79,565       3,527     204,493      24,619
                                                                  ---------   ---------   ---------   ---------

INCOME FROM CONTINUING OPERATIONS BEFORE GAIN ON SALE
  OF INVESTMENT PROPERTIES                                           77,614       3,685     203,814      20,264

GAIN ON SALE OF INVESTMENT PROPERTIES, NET OF APPLICABLE
  INCOME TAX PROVISION                                               29,408       6,421     118,056     100,558
                                                                  ---------   ---------   ---------   ---------

INCOME FROM CONTINUING OPERATIONS                                   107,022      10,106     321,870     120,822

DISCONTINUED OPERATIONS, NET OF APPLICABLE INCOME TAX PROVISION:
  Income from discontinued operations                                  (326)        289       3,987      27,880
  Gain on sale of investment properties                              13,988          61      81,927      93,459
                                                                  ---------   ---------   ---------   ---------
                                                                     13,662         350      85,914     121,339
                                                                  ---------   ---------   ---------   ---------

NET INCOME                                                          120,684      10,456     407,784     242,161

PREFERRED DIVIDENDS                                                   2,230       1,937       8,042       3,358
                                                                  ---------   ---------   ---------   ---------

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS                       $ 118,454   $   8,519   $ 399,742   $ 238,803
                                                                  =========   =========   =========   =========

BASIC PER SHARE INFORMATION:
  Income from continuing operations                               $    2.11   $    0.17   $    6.40   $    2.43
  Income from discontinued operations                                  0.28        0.01        1.76        2.51
                                                                  ---------   ---------   ---------   ---------
  Basic net income available to common stockholders               $    2.39   $    0.18   $    8.16   $    4.94
                                                                  =========   =========   =========   =========

DILUTED PER SHARE INFORMATION:
  Income from continuing operations                               $    2.03   $    0.16   $    6.15   $    2.38
  Income from discontinued operations                                  0.26        0.01        1.69        2.45
                                                                  ---------   ---------   ---------   ---------
  Diluted net income available to common stockholders             $    2.29   $    0.17   $    7.84   $    4.83
                                                                  =========   =========   =========   =========

CASH DIVIDENDS DECLARED PER COMMON SHARE                          $    7.52   $    0.37   $    8.63   $    3.55
                                                                  =========   =========   =========   =========

BASIC WEIGHTED AVERAGE SHARES                                        49,567      48,474      49,005      48,313
                                                                  =========   =========   =========   =========
DILUTED WEIGHTED AVERAGE SHARES                                      51,677      50,068      51,016      49,415
                                                                  =========   =========   =========   =========

            COUSINS PROPERTIES INCORPORATED AND CONSOLIDATED ENTITIES
            NET INCOME AND FUNDS FROM OPERATIONS BASIC RECONCILIATION
         FOR THE THREE MONTHS AND YEAR ENDED DECEMBER 31, 2004 AND 2003
                                   (UNAUDITED)
                    (In thousands, except per share amounts)

                                                                        THREE MONTHS ENDED         YEAR ENDED
                                                                            DECEMBER 31,           DECEMBER 31,
                                                                       --------------------   ---------------------
                                                                         2004        2003       2004        2003
                                                                       ---------   --------   ---------   ---------
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS                            $ 118,454   $  8,519   $ 399,742   $ 238,803
Depreciation and amortization:
     Consolidated properties                                               9,620      9,449      37,231      39,477
     Discontinued properties                                                  44      2,317       5,298      14,678
     Share of unconsolidated joint ventures                                2,631      7,511      15,915      21,299
Depreciation of furniture, fixtures and equipment and amortization of specifically identifiable intangible assets:
     Consolidated properties                                                (658)      (670)     (2,652)     (2,511)
     Share of unconsolidated joint ventures                                   (6)        (8)        (35)        (34)
Gain on sale of investment properties, net of applicable
     income tax provision
     Consolidated properties                                             (29,408)    (6,421)   (118,056)   (100,558)
     Discontinued properties                                             (13,988)       (61)    (81,927)    (93,459)
     Share of unconsolidated joint ventures                              (76,965)         -    (176,265)          -
Gain on sale of undepreciated investment properties                       17,557      5,323      29,627       7,270
                                                                       ---------   --------   ---------   ---------
FUNDS FROM OPERATIONS AVAILABLE TO COMMON STOCKHOLDERS                 $  27,281   $ 25,959   $ 108,878   $ 124,965
                                                                       =========   ========   =========   =========

PER COMMON SHARE - BASIC:
  NET INCOME AVAILABLE                                                 $    2.39   $    .18   $    8.16   $    4.94
                                                                       =========   ========   =========   =========
  FUNDS FROM OPERATIONS                                                $     .55   $    .54   $    2.22   $    2.59
                                                                       =========   ========   =========   =========
WEIGHTED AVERAGE SHARES                                                   49,567     48,474      49,005      48,313
                                                                       =========   ========   =========   =========

PER COMMON SHARE - DILUTED:
  NET INCOME AVAILABLE                                                 $    2.29   $    .17   $    7.84   $    4.83
                                                                       =========   ========   =========   =========
  FUNDS FROM OPERATIONS                                                $     .53   $    .52   $    2.13   $    2.53
                                                                       =========   ========   =========   =========
DILUTED WEIGHTED AVERAGE SHARES                                           51,677     50,068      51,016      49,415
                                                                       =========   ========   =========   =========

      The table above shows Funds From Operations Available to Common Stockholders ("FFO") and the related reconciliation to Net Income Available to Common Stockholders for Cousins Properties Incorporated and Consolidated Entities and its unconsolidated joint ventures. Effective January 1, 2003, the Company adopted the National Association of Real Estate Investment Trusts' ("NAREIT") definition of FFO, which is net income available to common stockholders (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding extraordinary items, cumulative effect of change in accounting principle and gains or losses from sales of depreciable property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis. In October 2003, NAREIT revised its prior FFO implementation guidance by stating that impairment write-downs of depreciable real estate assets should no longer be an adjustment to FFO. Accordingly, the Company's FFO for the year ended December 31, 2003 was restated to include the $551,000 impairment loss previously recognized as a reduction in FFO.

      FFO is used by industry analysts and investors as a supplemental measure of an equity REIT's operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. The use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Company management evaluates the operating performance of its reportable segments and of its divisions based on FFO. Additionally, the Company uses FFO and FFO per share, along with other measures, to assess performance in connection with evaluating and granting incentive compensation to its officers and employees.

                                                                     Page 1 of 1